                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                          ----------------------------

                                    FORM 8-K

                Current Report pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

                          ----------------------------

       DATE OF REPORT (Date of earliest event reported) - JUNE 21, 1997
                       DAIRY MART CONVENIENCE STORES, INC.

             (Exact name of registrant as specified in its charter)

   Delaware                     0-12497                          04-2497894
(State or other               (Commission                     I. R. S. Employer
jurisdiction of               File Number)                   Identification No.)
incorporation)

                   210 BROADWAY EAST, CUYAHOGA FALLS, OH 44222
                    (Address of principal executive offices)

        Registrant's Telephone number, including area code (330) 923-0421


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

DAIRY MART CONVENIENCE STORES, INC. AND SUBSIDIARIES

         On June 21, 1997, Dairy Mart Convenience Stores, Inc. (the "Company") completed the sale of the assets relating to 156 convenience store and retail gasoline locations in Connecticut, Massachusetts, Rhode Island, and New York to DB Companies, Inc. ("DB"), a Rhode Island based convenience store operator and gasoline wholesaler and retailer. The company received cash consideration of approximately $39.3 million in the sale transaction. The amount of consideration received in the transaction was determined by negotiations between the Company and DB.

The principal assets sold by the Company to DB include inventories, convenience store and gasoline fixtures and equipment, land, buildings, and building and leasehold improvements.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

 (b)  Pro Forma Financial Information.

DAIRY MART CONVENIENCE STORES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
---------------------------------------------------------

         The following unaudited pro forma consolidated statements of operations of the Company for the fiscal year ended February 1, 1997 and the fiscal quarter ended May 3, 1997, have been prepared assuming that the sale of 156 convenience store and retail gasoline locations discussed in Item 2, had occurred as of the beginning of the fiscal year ended February 1, 1997. These unaudited pro forma consolidated statements of operations are not necessarily indicative of the results which would have been reported if the transaction had occurred at the beginning of the fiscal year ended February 1, 1997, or which may be reported in the future. These unaudited pro forma consolidated statements of operations have been prepared on the basis of and give effect to the adjustments described in the accompanying notes, and should be read in conjunction with the related notes, the unaudited pro forma condensed consolidated balance sheet and related notes, the description contained in Item 2, and the audited financial statements included in the Company's Annual Report or Form 10-K for the fiscal year ended February 1, 1997.

         The pro forma adjustments are based upon preliminary estimates only. As a result, they may differ from amounts actually determined.

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               DAIRY MART CONVENIENCE STORES INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE FISCAL YEAR ENDED FEBRUARY 1, 1997
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                            Dairy Mart   Pro Forma
                                            Historical   Adjustments     Pro Forma
                                            ----------   -----------     ---------
Revenues                                     $585,746     $114,744(a)     $471,002
                                            ---------    ---------       ---------

Cost of goods sold and expenses:
    Cost of goods sold                        431,851       86,866 (a)     344,985
    Operating and administrative expenses     145,631       26,660 (a)     118,971
    Interest expense                           10,877          285 (b)      10,592
                                            ---------    ---------       ---------
                                              588,359      113,811         474,548
                                            ---------    ---------       ---------

    Income (loss) before income taxes          (2,613)         933          (3,546)

(Provision for) benefit from income taxes         727         (373)(c)       1,100
                                            ---------    ---------       ---------

          Net income (loss)                   ($1,886)        $560         ($2,446)
                                            =========    =========       =========

Weighted average shares outstanding             4,441                        4,441
                                            =========                    =========

Income (loss) per share                        ($0.42)                      ($0.55)
                                            =========                    =========


See notes to Pro Forma Consolidated Statements of Operation

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               DAIRY MART CONVENIENCE STORES INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE FISCAL QUARTER ENDED MAY 3, 1997
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                            Dairy Mart   Pro Forma
                                            Historical   Adjustments     Pro Forma
                                            ---------    ---------       ---------
Revenues                                     $139,929      $27,015 (a)    $112,914
                                            ---------    ---------       ---------

Cost of goods sold and expenses:
    Cost of goods sold                        102,408       20,103 (a)      82,305
    Operating and administrative expenses      34,730        6,343 (a)      28,387
    Interest expense                            2,767          157 (b)       2,610
                                            ---------    ---------       ---------
                                              139,905       26,603         113,302
                                            ---------    ---------       ---------

    Income (loss) before income taxes              24          412            (388)

(Provision for) benefit from income taxes          (7)        (165)(c)         158
                                            ---------    ---------       ---------

          Net income (loss)                       $17         $247           ($230)
                                            =========    =========       =========

Weighted average shares outstanding             4,756                        4,756
                                            =========                    =========

Income (loss) per share                         $0.00                       ($0.05)
                                            =========                    =========


See notes to Pro Forma Consolidated Statements of Operation

              Dairy Mart Convenience Stores Inc., and Subsidiaries
          Notes to the Pro Forma Consolidated Statements of Operations
                                   (Unaudited)

a) Reflects the elimination of the historical revenues, costs of goods sold, operating, and direct and indirect administrative expenses associated with the retail locations sold.

b) Reflects the elimination of the historical interest expense related to debt retired with the proceeds from the sale of the retail locations.

c) Represents the estimated income tax effect of the pro forma adjustments discussed in Notes a and b.

DAIRY MART CONVENIENCE STORES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
--------------------------------------------------------

         The following unaudited pro forma condensed consolidated balance sheet presents the unaudited condensed consolidated balance sheet of the Company as of May 3, 1997, adjusted to reflect on a pro forma basis the disposition by the Company of 156 convenience store and retail gasoline operations as discussed in
Item 2. The unaudited pro forma condensed consolidated balance sheet has been prepared on the basis of and gives effect to the adjustments described in the accompanying notes, and should be read in conjunction with the related notes, the unaudited pro forma consolidated statements of operations and related notes, the description contained in Item 2, and the audited financial statements included in the Company's Annual Report or Form 10-K for the fiscal year ended February 1, 1997.

         The pro forma adjustments related to the Company's sale of the 156 convenience store and retail gasoline locations to DB are based on preliminary estimates and are subject to further modifications. Final results will not be determined until the completion of more detailed studies. As a result, the adjustments reflected in the unaudited pro forma condensed consolidated balance sheet may differ from amounts ultimately determined.

              DAIRY MART CONVENIENCE STORES, INC. AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   MAY 3, 1997
                            (UNAUDITED, IN THOUSANDS)

                                             Dairy Mart    Pro Forma
                                             Historical   Adjustments     Pro Forma
-----------------------------------------------------------------------------------
ASSETS

Current Assets:
   Cash and short-term investments .......   $  14,937    $  23,648 (a)   $  38,585
   Inventory .............................      19,622       (2,810)(b)      16,812
   Other current assets ..................      16,465          --           16,465
                                             ---------    ---------       ---------
      Total current assets ...............      51,024       20,838          71,862
                                             ---------    ---------       ---------

Property and Equipment, net ..............      97,639      (22,793)(c)      74,846
                                             ---------    ---------       ---------

Other assets, net ........................      26,192       (3,111)(d)      23,081
                                             ---------    ---------       ---------

Total assets .............................   $ 174,855    $  (5,066)      $ 169,789
                                             =========    =========       =========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts Payable ......................   $  31,508    $      --       $  31,508
   Other current liabilities .............      16,224        4,906 (e)      21,130
                                             ---------    ---------       ---------
      Total current liabilities ..........      47,732        4,906          52,638
                                             ---------    ---------       ---------

Long-Term Obligations ....................     110,113      (14,293)(f)      95,820
                                             ---------    ---------       ---------

Other Liabilities ........................       8,973        4,273 (e)      13,246
                                             ---------    ---------       ---------

Stockholders' Equity
   Common stock ..........................          65           --              65
   Paid-in capital .......................      30,667           --          30,667
   Retained earnings (deficit) ...........      (7,690)          48 (g)      (7,642)
   Treasury stock, at cost ...............      (5,005)          --          (5,005)
   Note receivable from DM Associates ....     (10,000)          --         (10,000)
                                             ---------    ---------       ---------
      Total Stockholders' equity .........       8,037           48           8,085
                                             ---------    ---------       ---------

Total liabilities and stockholders' equity   $ 174,855    $  (5,066)      $ 169,789
                                             =========    =========       =========


See Notes to Pro Forma Condensed Consolidated Balance Sheet.

              Dairy Mart Convenience Stores Inc., and Subsidiaries
           Notes to the Pro Forma Condensed Consolidated Balance Sheet
                                   (Unaudited)

a) Represents the gross proceeds from the sale of the retail locations, less the proceeds used for the retirement of debt and the payment of other fees and expenses associated with the sale.

b)   Represents cost of inventory sold.

c)   Represents the net book value of property and equipment sold.

d) Represents the sale or write-off of intangible and other assets related to the retail locations sold, and the write-off of deferred financing costs related to debt retired.

e) Represents an estimate of costs to be incurred for environmental remediation, as well as legal and other professional fees associated with the sale of the retail locations.

f)   Represents long term debt retired.

g) Represents the estimated after tax gain associated with the sale of the retail locations.

(c)  Exhibits.   The following exhibits are filed herewith.

      2.1 Asset Purchase Agreement dated March 6, 1997, between Dairy Mart Convenience Stores, Inc. and DB Companies, Inc.

      2.2 Closing Agreement dated June 19, 1997, between Dairy Mart Convenience Stores, Inc. and DB Companies, Inc.

                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          DAIRY MART CONVENIENCE STORES, INC.


Date:  July 7, 1997                       /s/ Gregory G. Landry
                                         ----------------------

                                         Gregory G. Landry
                                         Executive Vice President and
                                         Chief Financial Officer